UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2003

GREAT LAKES BANCORP, INC.
 (Exact name of registrant as specified in its charter)

New York	000-50267	13-4237490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York		14214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 961-1900

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On September 23, 2003, Great Lakes Bancorp, Inc. borrowed $5.0 million from Fifth Third Bank pursuant to a five-year term note and the net proceeds were contributed directly to the capital of Greater Buffalo Savings Bank. The note provides for interest only payments during the first two years and quarterly payments of principal thereafter until maturity, when the remaining principal balance and all other unpaid obligations under the note are due and payable. The term loan is secured by a pledge of all of Great Lakes Bancorp, Inc.'s right, title and interest in the capital stock of its wholly owned subsidiary, Greater Buffalo Savings Bank.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)        Exhibits.

            99.1         Term Note dated September 22, 2003

            99.2         Pledge Agreement dated September 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.
Date: September 23, 2003	By:	/s/ Kim S. Destro
	Name: Title:	Kim S. Destro Vice President & Chief Financial Officer